Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
ABM Industries Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-78423, 333-78421, 333-48857, 333-85390, 333-116487, 333-137241, 333-159770, 333-167464, 333-179991, 333-202521, 333-211991, 333-224183, 333-254769, 333-286163, 333-286164) on Form S-8 and (No. 333-223233) on Form S-3 of our reports dated December 19, 2025, with respect to the consolidated financial statements of ABM Industries Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
December 19, 2025